Exhibit 15
                                                       ----------




     May 9, 1997




     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549

     Dear Sirs:

     We are aware that Conrail Inc. has incorporated by reference our report dated April 16, 1997 (issued pursuant to the provisions of Statement on Auditing
     Standards No. 71) in the following documents:

        *   Registration Statement on Form S-8 No. 33-19155
        *   Registration Statement on Form S-8 No. 33-44140
        *   Registration Statement on Form S-8 No. 33-57717
        *   Registration Statement on Form S-8 No. 33-60445
        *   Registration Statement on Form S-8 No. 333-6513
        *   Prospectus constituting part of Registration
            Statement on Form S-3 No. 33-64670
        *   Prospectus constituting part of Registration
            Statement on Form S-3 No. 33-62929.

     We are also aware of our responsibilities under the Securities Act of 1933 and that pursuant to Rule 436(c) our report dated April 16, 1997 shall not be considered part of a registration statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     Yours very truly,



     PRICE WATERHOUSE LLP
     Thirty South Seventeenth Street
     Philadelphia, PA 19103




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